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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tyco International Ltd. and Tyco International Group S.A. of our report dated January 31, 1997 on our audit of the consolidated statements of income, changes in shareholders' investment and cash flows of Keystone International, Inc. and subsidiaries for the year ended December 31, 1996, included in the Tyco International Ltd. Annual Report on Form 10-K for the year ended September 30, 1998 and the Tyco International Ltd. Current Report on Form 8-K filed December 10, 1998, our report dated January 31, 1997 on our audits of the consolidated financial statements of Keystone International, Inc. and subsidiaries, as of December 31, 1996 and for each of the two years in the period then ended included in the Tyco International Ltd. Transition Report on Form 10-K for the year ended September 30, 1997, and to all references to our Firm included in this Registration Statement.

                                          /s/ ARTHUR ANDERSEN LLP

Houston, Texas
January 7, 1999